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EXHIBIT 23.01

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-71481 and No. 333-85638) and Form S-3 (No. 333-82542) of Entercom Communications Corp. of our report dated February 5, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

February 27, 2003

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  EXHIBIT 23.01
CONSENT OF PRICEWATERHOUSECOOPERS LLP CONSENT OF INDEPENDENT ACCOUNTANTS